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                                                                   EXHIBIT 16.1


                                KENNETH E. WALSH
                          Certified Public Accountant
                       3820 Del Amo Boulevard, Suite 305
                          Torrance, California  90503
                      (310) 793-7005 o FAX (310) 791-0189





October 17, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


         Re:     Global Outdoors, Inc. (Registrant)
                 Commission File Number 0-17287


Ladies and Gentlemen:

I agree with the statements made by the above Registrant in Item 4 of its Current Report on Form 8-K dated October 15,1996.


                                        /s/ Kenneth E. Walsh
                                        ----------------------
                                            Kenneth E. Walsh